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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated May 14, 1997, on the combined financial statements of Carter-Crowley Asset Group and to all references to our Firm included in this Registration Statement.

Dallas, Texas

  June 11, 1997